Exhibit 10.15

* Note: Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

SECOND ADDENDUM TO THE JOINT MARKETING AND
SALES AGREEMENT
Between
ADP, INC. AND CONCUR TECHNOLOGIES, INC.

This Second Addendum is made as of May 28, 2002, between Concur Technologies, Inc. (“Concur”) with its main office at 6222 185th Avenue Northeast, Redmond, Washington 98052 and ADP, Inc. (“ADP”), by and through its Major Accounts Division (“ADPMA”) of its Employer Services Group with its principal office at One ADP Boulevard, Roseland, New Jersey 07068, and contains changes, modifications, revisions and additions to the Joint Marketing and Sales Agreement dated as of May 17, 2000 (as amended by this Second Addendum and the Addendum dated November 29, 2001, the “Agreement”). Terms used in this Second Addendum but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

Whereas, the parties desire to amend the Agreement primarily for the following purposes: (a) to convert the scope of ADP’s role going forward from marketing and sales solicitation of Concur Products under Concur User Agreements to reselling of Concur Products under ADP User Agreements; (b) to adjust the roles and responsibilities of the parties with respect to such change in scope; and (c) to expand the Agreement to include certain sales activities by the National Accounts Division of ADP’s Employer Services Group (“ADPNA”).

Now, therefore, in consideration of the mutual covenants contained in the Agreement and in this Second Addendum, and for other good and valuable consideration receipt of which is hereby acknowledged, notwithstanding anything to the contrary contained in the Agreement, ADP and Concur agree as follows:

1.
The parties agree to amend the Agreement to the extent necessary to permit ADPNA to: (1) qualify sales opportunities for, and refer sales leads for closing to, ADPMA for sales of the Concur Products to ADP Clients and prospect companies with 3,000 or less employees in accordance with the terms of the Agreement; and (2) refer sales leads to Concur for “Concur License Transactions” and “Concur Hosted Subscription Transactions”, as those quoted terms are defined in the attached Exhibit F to the Agreement. Accordingly, the parties agree as follows:

(a)
Concur hereby grants to ADPNA a non-exclusive right to qualify sales opportunities for, and refer sales leads for closing to, ADPMA for sales of the Concur Products to ADP Clients and prospect companies with 3,000 or less employees in the Territory, subject to the terms of the Agreement.

(b)	To the extent necessary to exercise its rights described in clause (a) above, ADPNA shall be afforded the additional rights, and shall be subject to the additional obligations, that

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are applicable to ADP and the Major Accounts Division in Sections 3.2, 3.5, 5.1, 5.2 (but only to the extent necessary for training of ADPNA sales representatives), 6.4 (in which case the reference to “Major Accounts Division” shall mean “National Accounts Division”), 9.2, 10.2 (in which case the word “mid-sized” shall be deemed deleted), 11.1, 11.2, and 11.3 of the Agreement.

2.	Section 1.2 of the Agreement is hereby amended by inserting the phrase “or ADP User Agreement, as applicable, or” immediately after the phrase “Concur User Agreement and” contained therein.

3.	Section 1.5 of the Agreement is hereby amended by deleting the text of such section in its entirety and replacing it with the following text:

“ ‘Concur Products’ means: (a) the Concur ASP model of Concur Expense, which model consists of Internet-based travel and expense management services utilizing the Concur Expense software that is hosted and managed by Concur, as the same may be reasonably modified by Concur from time to time; and (b) any additional Concur products or services mutually agreed to by the parties in writing. For the avoidance of doubt, Concur Products do not include Concur’s Concur Payment or Concur Time products or services.”

4.	Section 1 of the Agreement is hereby amended by adding the following new Section 1.13:

“1.13 ‘Concur Service Fees’ means the flat dollar amounts specified in the attached Exhibit D that ADP is required to remit to Concur for sales of Concur Products to ADP-acquired Clients under this Agreement and the applicable ADP User Agreement (as defined in Section 6.1 below), and as consideration for the Concur responsibilities set forth in the Agreement.”

5.	Section 2 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2. CO-BRAND STRATEGY
Notwithstanding anything to the contrary, the parties agree that all marketing and sales solicitation of, and the consummation of contracts with ADP-acquired Clients for, the Concur Products by ADP shall be performed solely under the Co-Brand Strategy in accordance with the provisions of this Agreement; provided, however, that such limitation shall not apply to sales referrals to Concur as described in Section 9.2 and Exhibit F of this Agreement. For purposes of this Agreement, “Co-Brand Strategy” shall mean that: (a) Concur Products marketed by ADP under this Agreement will be marketed primarily under the ADP name, brand, and Trademarks, but with the Concur name, logo, and appropriate Trademarks displayed as mutually agreed upon by the Parties; (b) certain Concur Promotional Materials chosen by ADP will be reprinted (at ADP’s cost) and will bear both Concur’s and ADP’s name and logo (standard Concur reports will not be changed); and (c) both ADP and Concur agree to cooperate with each other in the use of their respective names, logos, and Trademarks; provided however, that in no event shall either Party use the other Party’s name, logo, or other Trademarks without the prior written consent of such other Party, except as may be required by federal securities law or regulation.”

6.	Section 3.2 of the Agreement is hereby amended by deleting the text of such section in its entirety and replacing it with the following:

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“3.2.1 During the Term, Concur’s direct sales force will [ * * * ] in the Territory, and will support the ADP sales force for such sales.

3.2.2 In order to avoid conflicts in the marketing of Concur products and services to [ * * * ] in the Territory, the parties agree to determine ADP’s marketing opportunities with respect to Concur Products, as set forth below:

(a) [ * * * ], Concur Products to a prospect company [ * * * ] in the Territory, ADP will complete Concur’s then-current Prospect Qualification Form with respect to such prospect and deliver it to the applicable alliance managers of both ADP and Concur, at which time ADP may [ * * * ] with such prospect, subject to the terms of clause (b) below. Based on the prospect feedback reflected in the Prospect Qualification Form, [ * * * ] will reasonably determine the needs of a given prospect (e.g., whether the need is for [ * * * ]). If [ * * * ] determines that the need is for the [ * * * ], then [ * * * ] may continue [ * * * ] with such prospect. If [ * * * ] determines that the need is for the [ * * * ] will refer the prospect to [ * * * ] in accordance with Section 9.2 below and the attached Exhibit F.

(b) The applicable alliance managers of Concur and ADP will work together in good faith to jointly monitor conflicts in the marketing of Concur products and services on an ongoing basis. Accordingly, notwithstanding the terms of clause (a) above, upon the request of either the Concur or ADP alliance manager to the other alliance manager, both alliance managers will confer in good faith to determine the needs of a given prospect (e.g., whether the need is for [ * * * ]). If such alliance managers jointly determine that the need is for the [ * * * ], then [ * * * ] pursue a transaction with such prospect. If such alliance managers jointly determine that the need is [ * * * ] then the alliance managers will [ * * * ] to pursue the ASP transaction with such prospect. If the alliance managers are unable to agree on which party is in a better position to pursue the ASP transaction within five business days after commencement of such discussions, then whichever party can document that it was the first to achieve any of the following with the prospect will have the [ * * * ] an ASP transaction with such prospect [ * * * ]: (i) conduct one or more face-to-face meetings or substantial communications with the prospect regarding the ASP model of Concur Expense during the [ * * * ]; or (ii) establish a business relationship with the prospect or an affiliate of the prospect with respect to any model of Concur Expense under a current written agreement with such prospect or affiliate.

3.2.3 During the Term, ADP’s direct sales force will not market or sell the Concur Products to ADP Clients or prospect companies that have [ * * * ] in the Territory, and will support the Concur sales force for such sales, except as set forth below:

(a) ADP will refer all ADP Clients or other prospect companies that have [ * * * ] in the Territory to Concur in accordance with Section 9.2 below and the attached Exhibit F.

(b) For all leads provided by ADP to Concur in accordance with clause (a) above, [ * * * ] will reasonably determine the needs of a given prospect (e.g., whether the need is for the [ * * * ]). If [ * * * ] determines that the need is for [ * * * ], then [ * * * ] may continue [ * * * ] with such prospect. If [ * * * ] determines that the need is for the [ * * * ], then [ * * * ] will refer the prospect back to [ * * * ] for sales in accordance with the terms of this Agreement and will support [ * * * ].

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3.2.4	For purposes of this Section 3.2, the number of employees of a given company shall be determined by [ * * * ] of that company, and not the [ * * * ] of that company.”

7.	Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.1	Customer Agreements.

6.1.1
For each ADP Client or prospect who initially purchases any Concur Products prior to [ * * * ], ADP will promptly forward to Concur headquarters a Concur User Agreement in the form set forth in Exhibit C-1 signed by the applicable ADP-acquired Client (each a “Concur User Agreement”) and a completed Concur Sales Order form. The parties will mutually agree to a process for handling exceptions to the Concur User Agreement form on a case-by-case basis. Concur may reasonably modify the form of Concur User Agreement upon [ * * * ]. All renewal or successor contracts for use of Concur Products by such ADP-acquired Clients will be made under a Concur User Agreement between Concur and the ADP-acquired Client and will be subject to the terms of Section 8.2 below.

6.1.2
For each ADP Client or prospect who initially purchases any Concur Products after [ * * * ], ADP will promptly forward to Concur headquarters an ADP User Agreement and a completed ADP Sales Order form. For purposes of this Agreement, the term “ADP User Agreement” means an agreement that contains terms and conditions that are, in all material respects, in the form set forth in the attached Exhibit C-2, provided, however, that all ADP User Agreements will contain terms and conditions regarding the following topics that are identical to the terms and conditions regarding those topics as set forth in the attached Exhibit C-2: [ * * * ]. The parties will mutually agree to a process for handling exceptions to the required terms of the ADP User Agreement form on a case-by-case basis. ADP may reasonably modify the form of ADP User Agreement [ * * * ]. All renewal or successor contracts for use of Concur Products by such ADP-acquired Clients will be made under an ADP User Agreement between ADP and the ADP-acquired Client and will be subject to the terms of Section 8.3 below.

6.1.3
Notwithstanding the foregoing, the parties agree to a transition period [ * * * ] in which transactions under the Agreement can be entered into with ADP-acquired Clients under either the Concur User Agreement as specified in Section 6.1.1 above, or the ADP User Agreement as specified in Section 6.1.2 above.”

8.	Section 6 of the Agreement is hereby amended by adding the following new Sections 6.6 and 6.7 to the end thereof:

“6.6 ADP shall be solely responsible for all billing and collection of all amounts due from ADP-acquired Clients under ADP User Agreements. Accordingly, the parties agree that the failure of any ADP-acquired Client to pay ADP the amounts due under an ADP User Agreement shall not alter or affect ADP’s obligation to pay Concur the Concur Service Fees due under this Agreement.

6.7 For each transaction under an ADP User Agreement, ADP shall obtain from each ADP-acquired Client, and maintain at all times during the term of the applicable ADP User

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Agreement with such client, the client’s authorization for Concur to access and use the client’s information and data that Concur reasonably deems necessary solely for it to exercise its rights and perform its obligations under this Agreement and the applicable ADP User Agreement with respect to such client. Concur agrees that it will not disclose such information and data to third parties, or otherwise use such information or data, except to the extent Concur reasonably deems necessary solely for it to exercise its rights and perform its obligations under this Agreement and the applicable ADP User Agreement with respect to each such client.”

9.
Section 7.1 of the Agreement is hereby amended by: (a) inserting the parenthetical phrase “(solely for those ADP-acquired Clients who purchased Concur Products under Concur User Agreements)” immediately after the phrase “billing and collections” contained therein; and (b) deleting the phrase “marketing and sales” contained therein.

10.
Section 7.2 of the Agreement is hereby amended by inserting the parenthetical phrase “(solely for those ADP-acquired Clients who purchased Concur Products under Concur User Agreements)” immediately after the phrase “bill and collect” contained therein.

11.	Section 7 of the Agreement is hereby amended by adding the following new sections 7.5, 7.6, and 7.7, to the end thereof:

“7.5 Uptime Warranty; Customer Support Commitments. Concur will make the Concur Products available for all ADP-acquired Clients [ * * * ] of the time [ * * * ]. As used in this Agreement, [ * * * ] means the [ * * * ] Concur Product [ * * * ] for one or more of the following reasons, in whole or in part: (i) scheduled network, hardware, software, or service maintenance and/or upgrades [ * * * ] and do not occur [ * * * ]; (ii) the acts or omissions of ADP or ADP’s employees, agents, contractors, or vendors, or anyone gaining access to the Concur Product by means of ADP’s passwords or equipment; (iii) a failure of the Internet, the public switched telephone network, and/or other connectivity to the Internet and/or an ADP-acquired Client’s intranet infrastructure, unless such failure is caused by an act or omission of Concur; or (iv) the occurrence of any event that is beyond Concur’s reasonable control, provided that Concur acts diligently to remedy any such occurrence, unless such failure is directly caused by an act or omission of Concur. Concur warrants that the Concur Products [ * * * ]; provided that ADP and the ADP-acquired Clients satisfy the minimum hardware and communication requirements recommended by Concur. Concur will make [ * * * ] will consist of access for logging cases and reviewing case status, FAQs, net-based tutorials, on-line access to articles and white papers published by Concur on technical support issues, as well as any other [ * * * ] that Concur reasonably determines over time to be required to [ * * * ], and will be co-branded (e.g., will contain the Concur and ADP name, URL, etc.). Concur will also perform Concur technical support to review, escalate, and resolve cases, as applicable, [ * * * ]. Each time Concur fails to meet a service level set forth above, Concur shall: (i) promptly investigate the root cause(s) of the failure and deliver to ADP notification identifying such root cause(s); (ii) use its commercially reasonable efforts to correct the problem and to begin meeting such service level as soon as practicable; and (iii) advise ADP of the status of such corrective efforts. [ * * * ].

7.6 Security. Concur shall ensure that [ * * * ] in accordance with industry standards for secure access to proprietary data, including providing physical security, logical security (including using only proven technologies for access), commercially reasonable user

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authentication and usernames and passwords for site users, implementing access controls which are reasonably sufficient to prevent access [ * * * ]. If Concur uses any third parties for hosting or data center services, Concur will require that such third parties comply with terms that are no less protective than the terms of this Section. Upon reasonable advance written notice by ADP, ADP shall [ * * * ] set forth in this Agreement, provided that such [ * * * ] shall not unreasonably interfere with Concur’s business operations and shall not [ * * * ]. Upon ADP’s request, Concur will [ * * * ] required under this Agreement or otherwise performed by Concur to maintain security as required under this Agreement, but only to the extent relating to ADP-acquired Clients. Upon termination of this Agreement, Concur will [ * * * ], except to the extent required for Concur to comply with applicable law.

7.7
Customer Surveys. Concur shall provide ADP with the results of any ADP-acquired Client surveys it conducts related to the Concur Products, along with a copy of the survey itself, within thirty (30) days from completion of the calculation of results from such survey; provided, however, that Concur shall have no obligation to provide survey results relating to any of its customers who are not ADP-acquired Clients. Additionally, any ADP-acquired Client survey conducted by Concur shall clearly identify the results obtained from the ADP-acquired Clients. In the event that either ADP or Concur conducts a survey of the ADP-acquired Clients, the other party shall reasonably cooperate with surveying party and render all assistance reasonably requested by the surveying party in connection with the survey.

12.	Section 8.1 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“8.1 ADP agrees to offer Concur Products under this Agreement to ADP clients and potential clients at end-user prices that [ * * * ], provided that such prices are in accordance with the pricing model set forth in Exhibit D. [ * * * ]

13.
Section 8.2 of the Agreement is hereby amended by as follows: (a) replacing the title of such section with the title [ * * * ]; and (b) inserting the following new sentence to the beginning of such Section 8.2 and before Section 8.2.1: “For those ADP-acquired Clients that purchase Concur Products under Concur User Agreements:”.

14.	Section 8 of the Agreement is hereby amended by adding the following new Section 8.3 to the end thereof:

“8.3 Concur Service Fees for ADP User Agreements. For those ADP-acquired Clients that purchase Concur Products under ADP User Agreements:

8.3.1 For each ADP-acquired Client, Concur’s receipt of the fully-executed ADP User Agreement or the corresponding ADP Sales Order form shall evidence: (a) ADP’s obligation to pay Concur the Concur Service Fees specified in the attached Exhibit D that are applicable to such ADP-acquired Client; and (b) Concur’s obligation to commence performance of the set-up activities and provision of Concur Products to such ADP-acquired Client under the applicable ADP User Agreement, which obligations shall continue until the earlier of (i) the date that Concur’s obligation to provide services under such ADP User Agreement terminates in accordance with the terms of this Agreement; or (ii) upon written notice by [ * * * ] to cease providing such services to such client. In addition, for each ADP-acquired Client, the Concur Service Fees shall be paid to Concur as follows:

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(A) ADP shall pay the one-time Set Up Fee in the applicable amount specified in Exhibit D to Concur as follows: (1) [ * * * ] of such fee shall be paid upon ADP’s receipt of the first Concur billing summary after the date that Concur receives the fully-executed ADP User Agreement or the corresponding ADP Sales Order form, subject to prompt refund to ADP only if either one of the following events occurs before the Set Up Completion Date: (a) Concur’s receipt of written notice by ADP requesting Concur to cease providing the set-up activities and provision of Concur Products to such client, or (b) the date that is [ * * * ] after the date that Concur first receives the fully-executed ADP User Agreement or the corresponding ADP Sales Order form, except as ADP and Concur otherwise mutually agree to in writing; and (2) the remaining [ * * * ] of such fee shall be paid upon ADP’s receipt of the first Concur billing summary after the Set Up Completion Date.

(B) Commencing upon ADP’s receipt of the first Concur billing summary after the Set Up Completion Date, and continuing thereafter on a monthly basis, ADP shall pay the Monthly Base User Fees in the applicable amounts specified in Exhibit D to Concur in arrears for the preceding monthly period. To clarify, the Monthly Base User Fee applicable to any partial month shall be paid for on a full-month basis rather than a pro-rata basis.

(C) Commencing upon ADP’s receipt of the first Concur billing summary after the Set Up Completion Date, and continuing thereafter on a monthly basis, ADP shall pay the Monthly Incremental User Fees in the applicable amounts specified in Exhibit D, and all other monthly fees hereunder, to Concur in arrears for the preceding monthly period.

For purposes of this Agreement, “Set Up Completion Date” shall mean [ * * * ].

8.3.2 On a monthly basis, Concur will deliver to ADP an electronic billing summary identifying, on a client-by-client basis, the Concur Service Fees due and owing to Concur as of the date of the billing summary. ADP will remit such Concur Service Fees in the amounts set forth in Exhibit D to Concur by wire transfer within forty-eight (48) hours after receipt of the applicable Concur billing summary.

8.3.3 Notwithstanding termination of this Agreement, ADP’s monthly payment obligations under this Section 8.3 shall continue in full force and effect with respect to Concur Service Fees for each ADP-acquired Client that ordered Concur Products under an ADP User Agreement prior to the expiration or termination of this Agreement, through the earlier of the following dates: (i) the date that Concur’s obligation to provide services under such ADP User Agreement terminates in accordance with the terms of this Agreement; or (ii) the date of the first regularly-scheduled Concur billing summary (described in Section 8.3.2) that is at least 30 days after the date that Concur receives written notice from ADP requesting Concur to cease providing such services to such client.”

15.
Section 9 of the Agreement is hereby amended by: (a) identifying the existing text as Section 9.1; (b) inserting the phrase “with less [ * * * ]” immediately after the phrase “ADP Client” contained therein; and (c) adding the following new section 9.2 thereto:

“9.2 Concur will pay ADP the referral fees specified in the attached Exhibit F when due to ADP pursuant to the provisions of Exhibit F in connection with the referral of Qualified Leads as defined therein.”

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16.	Section 11 of the Agreement is hereby amended by adding the following new Section 11.5 to the end thereof:

“11.5 Product Oversight. During, the term of this Agreement, ADP and Concur shall conduct [ * * * ] meetings, which may take place telephonically, to discuss issues relating to this Agreement, including but not limited to sales results, product issues/limitations/enhancements, the implementation process, client support services, backlog and client losses. ADP and Concur shall use reasonable efforts to keep each other informed as to any material problems encountered with the Concur Products and any suggested modifications or enhancements to the Concur Products. [ * * * ].”

17.	Section 12.1 of the Agreement is hereby amended by deleting the date [ * * * ] contained therein and replace such date with [ * * * ].

18.	Section 12.5 of the Agreement is hereby amended by deleting the text of this section in its entirety and replacing it with the following text:

“For each ADP User Agreement under which Concur is obligated to provide services pursuant to Section 8.3 above as of the date of the expiration or termination of this Agreement (an “Existing ADP User Agreement”), Concur shall continue to provide such services to the applicable ADP-acquired Client for a period of [ * * * ] after such expiration or termination of this Agreement in a manner, scope and quality consistent with the terms of this Agreement as may be amended, in writing, from time to time in effect immediately prior to such termination or expiration, so long as ADP remits timely payment to Concur for such services and remains current in the payment of all other sums due to Concur hereunder; provided, however, that such obligation shall not apply if this Agreement is terminated by Concur pursuant to Section 12.3(b) above or upon the occurrence of the Transition Effective Date described in Section 12.7.3 below.”

19.	Section 12.7 of the Agreement is hereby amended by: (a) identifying the existing text as Section 12.7.1; and (b) adding the following new sections to the end of such section:

“12.7.2 Termination of Rights. Upon expiration or termination of this Agreement for any reason, all rights granted to ADP hereunder shall cease, except as otherwise set forth in this Section 12 and in any survival provisions.

12.7.3 Transition Services.

(a) Transition Process. If this Agreement is terminated by ADP pursuant to a Triggering Event (as defined below), then ADP may commence the process for transition services under this Section 12.7.3 by providing Concur with a written notice (in accordance with Section 16.3 below) after the occurrence of a Triggering Event, which notice specifies ADP’s desire to pursue transition services under this Section 12.7.3 (the “Transition Notice”). For purposes of this Agreement, the following terms shall have the meanings as set forth below:

(i)    “Triggering Event” means the termination of this Agreement by ADP under Section 12.3 above due to any of the following events: (1) Concur ceases to do business, or otherwise terminates its business operations; (2) Concur has generally failed to provide the Concur Products services and support required hereunder to the ADP-acquired Clients as a group for reasons other than as a result of a proper termination

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or expiration of such services hereunder, and has not remedied such failure within 90 days of receiving written notice of such failure from ADP; (3) Concur seeks liquidation of its assets under any bankruptcy, receivership, creditors arrangement, composition or comparable proceeding (or if any such proceeding is instituted against Concur) and such proceeding not dismissed within 90 days after commencement; or (4) Concur seeks reorganization under any bankruptcy, receivership, creditors arrangement, composition or comparable proceeding (or if any such proceeding is instituted against Concur) and the following events occur: (A) Concur as debtor-in-possession or Concur’s trustee in bankruptcy formally rejects this Agreement as an executory contract, and (B) in response to the event described in clause (A), above, ADP formally elects to retain its rights under this Agreement in accordance with the provisions of applicable law.

(ii)    “Transition Effective Date” means the date that is five (5) business days after Concur’s receipt of a Transition Notice following a Triggering Event, unless Concur disputes the occurrence of a Triggering Event in accordance with Section 12.7.4 below and provides ADP with a written notice of such dispute within such five-business day period.

(b) Limited Transition Rights. Concur hereby grants to ADP [ * * * ] right to [ * * * ] only after the occurrence of the Transition Effective Date and solely for the purpose of [ * * * ].

(c) Transfer of Data. Upon the Transition Effective Date, Concur shall, upon the written request of ADP, promptly provide ADP with a complete copy (by download if practicable) of all data of the ADP-acquired Clients under Existing ADP User Agreements that is used by Concur in the provision of Concur Product services to such clients. The copy of data shall be provided in such formats as ADP shall reasonably request. ADP shall reimburse Concur for all costs reasonably incurred by Concur in order to provide such copy of data.

(d) Concur Personnel. Upon the Transition Effective Date, Concur shall provide ADP with consulting services [ * * * ] knowledgeable in the provision of Concur Products to provide [ * * * ] to enable ADP to provide the transition services specified in Section 12.7.3(b) above. [ * * * ] At the reasonable request of ADP, Concur shall replace a consultant with another available consultant who is reasonably satisfactory to ADP. ADP shall pay Concur for such consulting services at [ * * * ] for such consultants for the work performed for ADP, plus agreed upon out-of-pocket expenses. Concur shall invoice ADP twice monthly for such consultants and ADP shall pay all correct invoices promptly upon receipt of such invoices. Additionally, nothing in this Agreement shall restrict [ * * * ] knowledgeable in the Concur Products.

(e) [ * * * ]

(f) Additional Transition Assistance. Upon the Transition Effective Date, and at ADP’s written request, Concur shall, at ADP’s expense as specified in Section 12.7.3(d) above, (1) provide assistance [ * * * ] for purposes of enabling ADP to perform the transition services specified in Section 12.7.3(b) above, and (2) provide assistance as reasonably requested by ADP to assist ADP in its efforts [ * * * ], for purposes of enabling ADP to perform the transition services specified in Section 12.7.3(b) above.

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12.7.4 Disputes Regarding Triggering Events. If, after receiving a Transition Notice, Concur disputes whether ADP had the right to terminate this Agreement pursuant to Section 12.7.3 due to a Triggering Event (or whether a Triggering Event had in fact occurred), then Concur may submit the dispute to binding arbitration by delivering a written demand for arbitration to ADP within five (5) business days after its receipt of the Transition Notice, which written demand shall have the effect of placing a stay on the occurrence of the Transition Effective Date until the dispute is resolved through arbitration. Such dispute will be subjected to binding arbitration before a panel of three (3) independent arbitrators who are experienced in commercial litigation involving the licensing and distribution of software products. Such arbitration shall be held in [ * * * ], in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, as modified to be consistent with this Section. Such arbitrators shall be selected by mutual agreement of the parties, or failing such agreement within five (5) business days after delivery of the original written demand for arbitration, each party shall select one arbitrator and the two selected arbitrators shall mutually agree upon the selection of a third arbitrator within ten (10) business days from delivery of the original written demand for arbitration. The arbitrators shall have the authority to require the submission (at a hearing or otherwise) of such documents, information, testimony, and other items as the arbitrators may deem necessary to make a fair and reasonable decision. Within twenty (20) days after the appointment of the arbitrators, the arbitrators will render a written decision. The arbitrators shall be limited to addressing the issues described in this Section. Upon issuance of a written decision of the arbitrators finding the occurrence of a Triggering Event, the stay on the occurrence of the Transition Effective Date shall be automatically lifted and ADP may immediately pursue the rights set forth in this Section 12.7. A judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and shall constitute a final adjudication of all matters submitted to arbitration. The parties shall share equally in the costs of the arbitration, provided that each party shall be responsible for its own costs (including its attorneys’ fees and related legal expenses).”

20.	The text of Section 12.8 of the Agreement is hereby amended by deleting such text in its entirety and replacing it with the following text:

“The provisions of Sections 5.1, 6.3, 7.3, 8, 11.3, 12.4, 12.5, 12.6, 12.7, 12.8, 13, 14, 15 and 16 (and any other obligations which would reasonably survive termination of the Term), shall survive the termination of this Agreement for any reason.”

21.	The Exhibits to the Agreement are hereby amended as follows:

(a)	Exhibits A and B to the Agreement shall remain in effect as is, until modified in accordance with the terms of the Agreement.

(b)	Exhibit C to the Agreement is deleted in its entirety and replaced with the attached Exhibit C.

(c)	Exhibit D of the Agreement is deleted in its entirety and replaced with the attached Exhibit D.

(d)	Exhibit E of the Agreement is deleted in its entirety and replaced with the attached Exhibit E.

(e)	The Agreement is modified by adding the attached Exhibit F.

All other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and

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conditions of this Addendum and the terms and conditions of the Agreement, this Second Addendum shall prevail. The terms defined in the Agreement and used in this Second Addendum shall have the same respective meanings as set forth in the Agreement, unless clearly otherwise defined in this Second Addendum.

22.	The title of the Agreement is hereby amended by deleting the word “Representative” therefrom.

IN WITNESS WHEREOF, this Second Addendum to the Agreement is hereby executed by an authorized representative of each Party hereto as of the date first above written.

ADP, INC.		CONCUR TECHNOLOGIES, INC.

By:	/s/ GEORGE STOECKERT	By:	/s/ KYLE R. SUGAMELE
Name:	George Stoeckert	Name:	Kyle R. Sugamele
Title:	President – Major Accts. Div.	Title:	V.P. and General Counsel

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EXHIBIT C

User Agreements

Exhibit C-1:	Services Agreement (ADP Expense Expert Services—[ * * * ]), which is for use as the Concur User Agreement [ * * * ].

Exhibit C-2:	Services Agreement (ADP Expense Expert Services), which is for use as the ADP User Agreement [ * * * ].

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EXHIBIT D

Pricing

I.    Initial Concur Service Fees

The pricing set forth below shall apply for the transactions described in Section 8.3 of the Agreement, unless the requirements of Exhibit E are satisfied for a given ADP-acquired Client of an ADP User Agreement, in which case the pricing set forth in Section II below shall apply to that ADP-acquired Client.

[ * * * ]

(1)
The fees set forth in the above pricing model are calculated on a [ * * * ] basis for the transactions described in Section 8.3 of the Agreement. For clarification, such fees are not calculated on a [ * * * ] basis by [ * * *].

II.    Concur Service Fees If Requirements of Exhibit E Are Satisfied

The pricing set forth below shall apply to a given ADP-acquired Client of a transaction described in Section 8.3 of the Agreement if the requirements of Exhibit E are satisfied for such client.

[ * * * ]

(1)
The fees set forth in the above pricing model are calculated on a [ * * * ] basis for the transactions described in Section 8.3 of the Agreement. For clarification, such fees are not calculated on a [ * * * ].

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EXHIBIT E

[ * * * ]

This Exhibit sets for the requirements for: (i) [ * * * ] described in Section 8.2.2 of the Agreement for those ADP-acquired Clients that purchased Concur Products under Concur User Agreements; and (ii) [ * * * ] described in Section 8.3 and Exhibit D of the Agreement for those ADP-acquired Clients that purchased Concur Products under ADP User Agreements.

Beginning [ * * * ], as of the last day of each month, [ * * * ] will determine whether the following criteria have been met:

[ * * * ]

[ * * * ] will make such determinations promptly and will provide a report to [ * * * ] reflecting the details of the determination promptly upon completion of the determinations.

If all these criteria are met, then the revenue share provisions of Section 8.2.2 of the Agreement and the Concur Service Fees set forth in Section II of Exhibit D of the Agreement shall apply, as applicable, to those ADP-acquired Clients whose first year anniversary occurs in that month (i.e., 12 months after the client’s first monthly bill is due) for the following 12 months. If the criteria are not met, then the [ * * * ] provisions of Section 8.2.1 of the Agreement and the Concur Service Fees set forth in Section I of Exhibit D of the Agreement shall apply, as applicable, to such clients. At the second anniversary for such clients, the same criteria will be used and measured, and if they are met, then the [ * * * ] provisions of Section 8.2.2 of the Agreement and the Concur Service Fees set forth in Section II of Exhibit D of the Agreement shall apply, as applicable, to such clients; otherwise, the [ * * * ] provisions of Section 8.2.1 of the Agreement and the Concur Service Fees set forth in Section I of Exhibit D of the Agreement shall apply, as applicable, to such clients. The procedure will continue for the third anniversary for such clients, and so on. The foregoing criteria shall only apply to ADP-acquired Clients under Concur User Agreements and ADP-acquired Clients under ADP User Agreements signed on or after [ * * * ] (excluding renewal agreements if the original agreement was signed prior to [ * * * ]).

*	For purposes of item 1, [ * * * ]. Item 1 shall only apply during the Term of the Agreement.

**	For purposes of item 2, the [ * * * ] shall be calculated based on [ * * * ].

[ * * * ]

Item 2 shall only apply during the Term of the Agreement [ * * * ].

***	Item 3 shall only apply during the Term of the Agreement.

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EXHIBIT F

Sales Referral Terms

This Exhibit pertains to and is made a part of the Joint Marketing and Sales Representative Agreement (the “Agreement”) between Concur and ADP. All undefined capitalized terms herein shall have the meanings ascribed to such terms as set forth in the Agreement. In the event that any terms of this Exhibit are inconsistent with the terms of the Agreement, then the terms of this Exhibit shall control.

1.    DEFINITIONS

1.1
“Concur License Transaction” means the direct license of the Concur Expense and/or Concur Payment software by Concur to a Concur customer through a traditional software license agreement, which software is intended to be operated on servers maintained by the customer or by a third party on the behalf of the customer.

1.2
“Concur Hosted Subscription Transaction” means Concur’s provision of the following services directly to a given Concur customer pursuant to the terms of an agreement between Concur and such customer: (a) the provision of remote access to Concur Expense software as a service through the Internet or other means on a dedicated basis for the customer’s internal business use, as opposed to providing such access on a shared basis simultaneously to multiple customers (such share basis is the ASP model of Concur Expense, as opposed to the Hosted Subscription model); and (b) the provision of the application hosting and application management of such Concur Expense software for such customer, including the management of the enabling application infrastructure for such Concur Expense software; but specifically excluding any transaction in which the Concur Expense software utilized for such services are loaded on servers maintained by the customer or by a third party on behalf of such customer.

1.3	“Lead” means a Prospect specified on a Lead Referral Worksheet in the form attached to this Exhibit.

1.4	“Qualified Lead” means a Lead that is accepted as set forth in Section 2.2 below.

1.5	“Prospect” means a potential Concur Customer.

1.6
“Concur Customer” means an entity that is authorized by Concur by a license or any other agreement to use Concur’s Concur products or services for such customer’s own internal business purposes in a Concur License Transaction or Concur Hosted Subscription Transaction.

2.    LEAD SUBMISSION

2.1
In order to receive a commission in connection with the referral of a Lead, ADP must complete and submit to Concur a “Lead Referral Worksheet” in the form attached to this Exhibit for each sales opportunity for a Concur License Transaction or Concur Hosted Subscription Transaction that ADP identifies for Concur. Each Lead Referral Worksheet must be completed in full. A Lead Referral Worksheet can be submitted in either a paper or electronic form. At least one of the Prospect contacts listed on the Lead Referral Worksheet MUST be a management-level employee in the Prospect’s organization that has decision-making authority regarding the procurement of Concur’s products or services.

2.2
Leads must be submitted in writing by ADP and shall be deemed accepted by Concur unless rejected within [ * * * ] from the date of receipt by Concur of the applicable Lead Referral Worksheet. Concur may reject a Lead Referral Worksheet if, as of the date that the Lead Referral Worksheet was received by Concur: (i) the Prospect is in possession of a current proposal (i.e., a proposal that has not expired) from Concur; (ii) the Prospect has had one or more face-to-face

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meetings or substantial communications with Concur representatives [ * * * ] the date of receipt of the applicable Lead Referral Worksheet; (iii) Concur has already received a Lead Referral Worksheet or functionally similar document for that Prospect from a third party with respect to Concur’s products or services; or (iv) Concur has already established a business relationship with the Prospect under a current written agreement between Concur and such Prospect.

3.    REFERRAL FEES

3.1
Referral fees shall be payable by Concur to ADP on each Lead accepted by Concur during the term of this Agreement that results in an executed written agreement between Concur and the Prospect, provided that such agreement is executed on or before the “Lead Expiration Date” (as defined below). For each Concur License Transaction, the Lead Expiration Date shall be [ * * * ] after the date the Lead is accepted by Concur. For each Concur Hosted Subscription Transaction, the Lead Expiration Date shall be [ * * * ] after the date the Lead is accepted by Concur.

3.2	Subject to the terms of the Agreement and this Exhibit, the referral fee amount shall be calculated as follows:

3.2.1
For each Lead resulting in an executed written agreement between Concur and a Prospect for a Concur License Transaction, the referral fee amount will be [ * * * ] collected by Concur under such agreement (less deductions for third party charges paid by Concur for transportation, shipping, handling, taxes, insurance, duties and other government and “pass-through” charges, deductions for credits and refunds and any third party royalties and fees paid by Concur with respect to such license and excluding fees and expenses attributable to the provision of third-party software and products) [ * * * ] beginning on the commencement date of such agreement; provided that in no event will the referral fee include any fees or expenses billed or collected from consulting, support, maintenance, technical support, training or other types of services or for any fees or expenses billed or collected that are received by a party other than Concur.

3.2.2
For each Lead resulting in an executed written agreement between Concur and a Prospect for a Concur Hosted Subscription Transaction, the referral fee amount will be [ * * * ] collected by Concur [ * * * ] beginning on the commencement date of such agreement (less deductions for third-party charges paid by Concur for transportation, shipping, handling, taxes, insurance, duties and other government and “pass-through” charges, deductions for credits and refunds and any third-party royalties and fees paid by Concur with respect to such agreement).

4.    PAYMENT TERMS

4.1
Concur will pay referral fees due to ADP hereunder only if Concur collects the underlying fees upon which such referral fees are based. Concur will pay such referral fees to ADP [ * * * ] following the end of each [* * * ] in which such underlying fees are collected.

5.    OTHER RESPONSIBILITIES

5.1	Concur will [ * * * ] following the end of [ * * * ] of all accepted and rejected Leads submitted by ADP along with [ * * * ] associated customer agreement fee booking and collections.

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6.    LEAD REFERRAL WORKSHEET

[ * * * ]

**Note:  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.